SCHEDULE 14A INFORMATION

                           Proxy Statement Pursuant To
                              Section 14(A) Of The
                         Securities Exchange Act Of 1934


                           Filed by the Registrant [x]
                 Filed by a Party other than the Registrant [ ]


                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           THE HIRTLE CALLAGHAN TRUST
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  $125 per Exchange Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2)  or
Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction  applies:  ___________
2) Aggregate number of securities to which transaction applies: ________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _____________________________
4) Proposed maximum  aggregate value of transaction:  ____________________
5) Total fee paid: _______________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: ________________________________________________
2) Form, Schedule or Registration Statement No.: __________________________
3) Filing Party: __________________________________________________________
4) Date Filed: ____________________________________________________________

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                       OF

                           THE HIRTLE CALLAGHAN TRUST


                          TO BE HELD ON JANUARY 5, 2004

TO THE SHAREHOLDERS:

A Special Meeting ("Special Meeting") of shareholders of The Intermediate Term Municipal Bond Portfolio ("Portfolio") of The Hirtle Callaghan Trust ("Trust") will be held on January 5, 2004, at the Trust's principal office, located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428, at 10:00 a.m.

AT THE SPECIAL MEETING, SHAREHOLDERS OF THE PORTFOLIO WILL BE ASKED TO RATIFY THE ENGAGEMENT OF SCHRODER INVESTMENT MANAGEMENT NORTH AMERICA INC. ("SCHRODERS") TO PROVIDE PORTFOLIO MANAGEMENT SERVICES TO THE PORTFOLIO AND TO APPROVE A PORTFOLIO MANAGEMENT AGREEMENT BETWEEN THE TRUST AND SCHRODERS RELATING TO THE PORTFOLIO.

Shareholders of record of the Portfolio at the close of business on November 26, 2003 ("Record Date") are entitled to notice of the Special Meeting and any adjournments thereof. If you attend the meeting, you may vote your shares in person. If you do not expect to attend the meeting, please fill in, date, sign and return the proxy in the enclosed envelope which requires no postage if mailed in the United States.

It is important that you return your signed proxy promptly so that a quorum may be assured.

         BY ORDER OF THE BOARD OF TRUSTEES OF THE HIRTLE CALLAGHAN TRUST

                                 PROXY STATEMENT
                           THE HIRTLE CALLAGHAN TRUST
               Five Tower Bridge, 300 Barr Harbor Drive, Suite 500
                           West Conshohocken, PA 19428

                                 PROXY STATEMENT

This proxy statement and the enclosed proxy are being furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board") of The Hirtle Callaghan Trust (the "Trust"), with respect to The Intermediate Term Municipal Bond Portfolio ("Portfolio"). Proxies so solicited are intended for use at a special meeting of shareholders of the Portfolio or any adjournment of that meeting (the "Special Meeting"), to be held on January 5, 2004 at Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428 at 10:00 a.m. The purpose of the Special Meeting is to consider the approval of portfolio management arrangements, as set forth in the Notice of Meeting accompanying this Proxy Statement and more fully described below ("Proposal"). It is anticipated that this Proxy Statement and proxy will first be mailed to shareholders on or about December 5, 2003. Persons who were shareholders of record of the Portfolio on November 26, 2003 ("Record Date") are entitled to vote at the Special Meeting. As of the Record Date, there were 28,267,162 shares outstanding for the Portfolio.

QUORUM; VOTE REQUIRED TO APPROVE PROPOSAL. The presence of the holders of 40% of the Record Date Shares of the Portfolio, represented in person or by proxy, shall constitute a quorum for the purpose of conducting the business at the Special Meeting. Approval of the proposal requires the approval of the holders of a "majority of the outstanding voting securities" of the Portfolio. Under the Investment Company Act of 1940, as amended ("Investment Company Act"), this term means the lesser of (i) 67% of the outstanding shares represented at a meeting at which more than 50% of the outstanding shares are present in person or represented by proxy, or (ii) more than 50% of the Portfolio's outstanding voting securities. Persons and groups known by management to own of record or beneficially 5% or more of the Record Date Shares of the Portfolio are listed in this Proxy Statement under the heading "Other Matters."

If the accompanying proxy is executed properly and returned, shares represented by such proxy will be voted at the Special Meeting in accordance with the instructions on the proxy. If no instructions are specified, shares will be voted "FOR" approval of the Proposal. If the votes required to approve the Proposal are not received, the persons named as proxies on the accompanying proxy may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Costs associated with the solicitation of proxies will be borne by the Trust; officers of Hirtle Callaghan and Co., Inc. ("Hirtle Callaghan") may assist in the solicitation, without separate compensation. When voting on any proposed adjournment, the persons named as proxies on the enclosed proxy will vote in favor of the proposed adjournment unless otherwise directed. A shareholder can revoke a proxy prior to its use by appearing at the Special Meeting and voting in person, by giving written notice of such revocation to the Trust or by returning a subsequently dated proxy to the Trust.

Copies of the Trust's most recent Annual Report to Shareholders, dated June 30, 2003, have been previously delivered to shareholders of the Trust. Shareholders of the Trust may obtain additional copies of such reports without charge by writing to the Trust at Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428 or by calling toll free 1-800-242-9596.

                            SUMMARY OF THE PROPOSAL.
                            ------------------------

The Intermediate Term Municipal Bond Portfolio is a separate investment portfolio of The Hirtle Callaghan Trust. The Trust's Board is responsible for the overall supervision and management of the business and affairs of the Trust, including the selection and general supervision of those investment advisory organizations that provide portfolio management services to the Trust's several Portfolios. In carrying out its responsibilities, and in particular, in monitoring and evaluating the services provided by such organizations, the Board is assisted by Hirtle Callaghan & Co., Inc. ("Hirtle Callaghan"). Hirtle Callaghan's services to the Trust are provided pursuant to the terms of a separate non-discretionary agreement with the Trust. Please refer to more detailed information about Hirtle Callaghan later in this proxy statement under the heading "Management of the Trust."

Since the inception of The Intermediate Term Municipal Bond Portfolio in 1995, Mr. David Baldt has been primarily responsible for the day to day investment decisions for the Portfolio. Until recently, Mr. Baldt provided these services pursuant to the terms of an agreement between the Trust and Deutsche Asset Management, Inc. ("DeAM"). In October 2003, however, Hirtle Callaghan was informed that Mr. Baldt was no longer employed by DeAM and had joined Schroder Investment Management North America Inc. ("Schroders") as Executive Vice President. After considering the matter, the Board determined that it would be in the interests of the Portfolio's shareholders to terminate the agreement ("DeAM Agreement") between DeAM and the Trust relating to The Intermediate Term Municipal Bond Portfolio and to enter into a portfolio management agreement with Schroders, and thus assure that Mr. Baldt would continue to manage the Portfolio's investments.

Pursuant to the Board's actions and as permitted under Rule 15a-4 under the Investment Company Act, the DeAM Agreement terminated and Schroders commenced its engagement on October 27, 2003. Schroders' duties and obligations, including the fee payable to Schroders for its services, are governed under the terms of an interim portfolio management agreement ("Interim Agreement"). The Interim Agreement provides, among other things, for the payment to Schroders of an advisory fee that is lower than that to which DeAM was paid under the DeAM Agreement. In all others respects, the terms of the Interim Agreement are substantially the same as those of the DeAM Agreement.

The purpose of the Special Meeting is to approve the terms of a final portfolio management agreement with Schroders ("Final Schroders Agreement"). A copy of the Final Schroders Agreement appears as Exhibit A to this Proxy Statement.

Information about Schroders appears below under the heading: "Information about Schroders." The Board's deliberations with respect to both the Interim and Final Schroders Agreements are summarized below under the heading "Factors Considered by the Board."

                  THE BOARD OF TRUSTEES RECOMMENDS SHAREHOLDERS
                    OF THE PORTFOLIO VOTE "FOR" THE PROPOSAL.

                                    PROPOSAL
                                    --------

 APPROVAL OF THE PORTFOLIO MANAGEMENT AGREEMENT BETWEEN SCHRODERS AND THE TRUST
           RELATING TO THE INTERMEDIATE TERM MUNICIPAL BOND PORTFOLIO

At a Special Meeting of the Board held on October 21, 2003, the Board, including a majority of those trustees ("Independent Trustees") who are not "interested persons" of the Trust within the meaning of the Investment Company Act, determined to approve the Schroders engagement, together with the Interim
Agreement, and to terminate the DeAM Agreement. The Board also approved the Final Schroders Agreement.

FACTORS CONSIDERED BY THE BOARD. In considering the Schroders engagement, a primary factor in the Board's decision to engage Schroders and to approve the Interim Agreement and the Final Schroders Agreement (collectively, the "Schroders Agreements"), was the desire to secure for the Portfolio the service of the individual portfolio manager, Mr. David Baldt, who had served the Portfolio since its inception. The Trustees were fully informed with respect to the performance achieved by the Portfolio under Mr. Baldt's stewardship and the supporting group of research and investment professionals who would be working with Mr. Baldt at Schroders. The Board also considered a presentation made by Schroders' senior business personnel relating to that firm's overall business, compliance structure, financial position and willingness to agree to a reduced fee schedule. Finally, the Board considered the views of Hirtle Callaghan senior personnel and their recommendation that the Schroders engagement, together with the related agreements, be approved.

PROFORMA EXPENSE IMPACT. The table and example shown below are designed to assist investors in understanding the various costs and expenses of an investment in shares of the Portfolio. Each is designed to correspond with the tables relating to the Portfolio that appear in the prospectus for The Hirtle Callaghan Trust. Neither should be considered a representation of past or future expenses or performance, and actual expenses may vary from year to year, and may be higher or lower than those shown.

The following table provides data concerning the Portfolio's management fees and expenses as a percentage of average net assets for the period ended June 30, 2003, as well as expenses that would be incurred if the Final Schroders Agreement had been in effect during the Portfolio's fiscal year ended June 30, 2003. The net assets of the Portfolio as of June 30, 2003 were $273,715,000.

                                              UNDER DEAM       UNDER SCHRODERS
                                               AGREEMENT          AGREEMENT
                                               ---------          ---------

Management Fees*                                 0.31%              0.28%

Other Expenses                                   0.12%              0.12%

Total Portfolio Operating Expenses               0.43%              0.40%


 * 0.05% of the Management Fees is paid to Hirtle Callaghan.

EXAMPLE. The following example illustrates the expenses on a $10,000 investment, under the fees and expenses shown in the table above, assuming (1) 5% annual return and (2) redemption at the end of each time period. The example assumes that all dividends and distributions are reinvested and that the Portfolio's operating expenses and assets remain as shown in the above table. The example should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.

                             UNDER DEAM        UNDER SCHRODERS
                              AGREEMENT           AGREEMENT
                              ---------           ---------

            1 year                $44                 $41

           3 years               $138                $128

           5 years               $241                $224

          10 years               $542                $505

COMPARISON OF THE VARIOUS AGREEMENTS. As previously noted, the Interim Agreement and Final Schroder Agreement each provide for compensation to Schroders at the annual rate of .225% of the average daily net assets of The Intermediate Term Municipal Bond Portfolio, while the DeAM Agreement provided for a fee of .255% of such assets. As noted in the expense table, above, Hirtle Callaghan also receives a management fee of 0.05%. In all other material respects, the Schroders Agreements and the DeAM Agreement are substantively the same. Each requires the named portfolio manager will: (i) provide a continuous investment program for that portion of the Portfolio's assets that may be allocated to it;
(ii) provide investment research; (iii) select brokers and dealers through which securities transactions are executed; and (iv) maintain certain records required under relevant provisions of the Investment Company Act.

The Schroder Agreements and the DeAM Agreement each also provide that the named portfolio manager will not be liable to the Trust for any error of judgment or mistake of law on the part of the portfolio manager for any loss sustained by the Trust except losses caused by willful misfeasance, reckless disregard of duty, bad faith or gross negligence on the part of the portfolio manager; termination by the Trust or by the portfolio manager upon sixty days' written notice; and termination in the event of an "assignment" as defined in the Investment Company Act.

The terms and conditions of the Interim Agreement are substantially identical to those of the Final Schroders Agreement except that the Interim Agreement provides for its automatic termination in the event that the shareholders of the Portfolio do not approve the Final Schroders Agreement within 150 days of the date on which it was first effective. The Final Schroders Agreement provides that it will remain in effect for two years from the date on which it becomes effective and will continue thereafter from year to year for so long as its continuance is specifically approved, at least annually, by: (i) a majority of the Board or the vote of the holders of a majority of the Portfolio's outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of the Trust's Independent Trustees.

If the Proposal is approved, the Final Schroders Agreement will become effective on the day following the date of such approval and will remain in effect for two years thereafter. It will continue in effect from year to year thereafter for so long as it is approved annually by the Trust's Board of Trustees. If the Final Schroders Agreement is not approved by the Portfolio's shareholders on or before March 25, 2004, it will not take effect and the Interim Agreement will terminate automatically. In this event, the Trust's Board will meet to determine an alternative course of action.

                             MANAGEMENT OF THE TRUST
                             -----------------------

INFORMATION ABOUT HIRTLE CALLAGHAN. Pursuant to a written agreement with the Trust ("HCCI Agreement"), Hirtle Callaghan continuously monitors the performance of various investment management organizations, including the several Specialist Managers retained by the Trust. The HCCI Agreement provides that Hirtle Callaghan will make its officers available to serve as officers and/or Trustees of the Trust, and maintain office space sufficient for the Trust's principal office. For its services under the HCCI Agreement, Hirtle Callaghan is entitled to receive an annual fee of .05% of each Portfolio's average net assets. For the fiscal year June 30, 2003 Hirtle Callaghan received advisory fees from the Portfolio in the amount of $134,095 .

Hirtle Callaghan's principal offices are located at Five Tower Bridge, 300 Barr Harbor Drive, Suite 500, West Conshohocken, PA 19428. Hirtle Callaghan was organized in 1988. A registered investment adviser under the Investment Advisers Act, Hirtle Callaghan had, as of June 30, 2003, approximately $6.1 billion in assets under management. Hirtle Callaghan is controlled by Jonathan Hirtle and Donald E. Callaghan, each of whom also serves on the Trust's Board. Mr. Callaghan also serves as President of the Trust. Robert J. Zion, a principal of Hirtle Callaghan, serves as Secretary, Treasurer and Vice President of the Trust. The HCCI Agreement was approved by the Trust's initial shareholder on July 21, 1995, and was last approved by the Trust's Board (including a majority of the Trust's Independent Trustees) at a meeting of the Board held on March 4, 2003.

ADMINISTRATION, DISTRIBUTION AND RELATED SERVICES. BISYS Fund Services, Inc. and certain of its affiliated companies ("BISYS") currently provide administration, transfer agency, distribution and accounting services to the Trust pursuant to the terms of separate agreements between BISYS and the Trust. BISYS is located at 3435 Stelzer Road, Columbus, Ohio 43219. For the administration, transfer agency and fund accounting services it provides to the Portfolio, BISYS receives an omnibus fee, which fee is computed daily, paid monthly and inclusive of all out-of-pocket expenses, at an annual rate of .095% of aggregate average net assets l up to $6 million; .085% of such assets over $600 million up to $750 million and ..075% of such assets over $750 million.

INFORMATION ABOUT SCHRODERS. For its services to the Portfolio, Schroders receives, based on the average daily net asset value of the Portfolio, an annual fee of 0.225%. David Baldt is primarily responsible for day-to-day portfolio management of the Portfolio. Mr. Baldt recently joined Schroders as Executive Vice President. From 1989 until he joined Schroders in October 2003, Mr. Baldt was a Managing Director of Deutsche Asset Management, Inc., or its predecessor, and has served as the individual primarily responsible for day-to-day management of the Portfolio since its inception. Mr. Baldt and has managed fixed income investments since 1973. Schroders, which is headquartered at 875 Third Avenue, New York, New York 10022, or its predecessor, has been an investment manager since 1962, and currently serves as investment adviser to certain other mutual funds and a broad range of institutional investors. Schroders ultimate parent, Schroders plc, and its affiliates currently engage in the asset management business, and as of June 30, 2003, had in the aggregate assets under management of approximately $149.2 billion.

The principal executive officer of Schroders is Peter L. Clark. The directors of Schroders are: Richard Horlick; Richard R. Foulkes; Peter L. Clark; Mark A. Hemenetz; Steven Lear; James Foster; Roger D. Goodchild; and Barbara Brooke Manning. Their principal occupation is to serve as directors, officers or employees of Schroders or certain of its corporate affiliates. The address for all of the above is 875 Third Avenue, 22nd Floor, New York, NY 10022.

Schroders is a wholly owned subsidiary of Schroder U.S. Holdings Inc. ("Schroders US"). Schroders US is a wholly owned subsidiary of Schroder International Holdings ("SIH"), which is a wholly owned subsidiary of Schroders plc, a publicly owned holding company organized under the laws of England. The address for Schroders and Schroders US is 875 Third Avenue, 22nd Floor, New York, NY 10022. The address for SIH and Schroders plc is 31 Gresham Street, London EC2V 7QA, United Kingdom.

For the fiscal year ended June 30, 2003, DeAM was paid $683,867. If the Final Schroders Agreement had been in effect for this period, Schroders would have been paid $603,412.

                                  OTHER MATTERS
                                  -------------

GENERAL MATTERS UNDER DELAWARE LAW. As a Delaware statutory trust, the Trust is not required, and currently does not intend, to hold annual meetings of shareholders except as required by the Investment Company Act or other applicable law. The Investment Company Act requires initial shareholder approval of each of the investment advisory agreements, election of Trustees and, if the Trust holds an annual meeting, ratification of the Board's selection of the Trust's independent public accountants. Under certain circumstances, the law provides shareholders with the right to call for a meeting of shareholders to consider the removal of one or more Trustees. To the extent required by law, the Trust will assist in shareholder communication in such matters. Although the Trust does not anticipate that an annual meeting will be held, shareholders may submit proposals that will be considered for submission to shareholders at such meeting. In the event that an annual meeting is held, any such proposal must be received at least 120 days before proxy statements prepared in connection with such a meeting are forwarded to shareholders.

HOLDERS OF 5% OF SHARES ON RECORD DATE. The table below shows the name and address of record of each person known to the Trust to hold, as of record or beneficially, 5% or more of shares of the Portfolio as of the Record Date. Hirtle Callaghan may be deemed to have, or share, investment and/or voting power with respect to more than 50% of the shares of the Trust's portfolios, with respect to which shares Hirtle Callaghan disclaims beneficial ownership.

        NAME AND ADDRESS OF         NUMBER OF SHARES       PERCENTAGE OF SHARES
        -------------------         ----------------       --------------------
         5% RECORD HOLDERS
         -----------------

        Batrus & Co.                   21,743,438.2                76.92%
        P.O. Box 9005
        Church St. Station
        Attn: Nevena Antic
        New York, NY 10008

        Infid & Co.                     2,741,026.41                9.69%
        P.O. Box 9005
        Church St. Station
        Attn: Nevena Antic
        New York, NY 10008

ABSTENTIONS. A properly executed and returned proxy marked with an abstention will be considered present at the Special Meeting for the purpose of determining the existence of a quorum. If any proxy received by the Trust that withholds authority to vote represents a "broker non-vote," shares represented by such proxy will not be counted for purposes of determining whether or not a quorum is present at the Special Meeting and will not be deemed "votes cast" with respect to any matter with respect to which authority to vote is withheld. Abstentions and broker non-votes will thus not constitute a vote "for" or "against" any matter, but will have the same effect as a negative vote with respect to matters that require the approval of a requisite percentage of the outstanding shares of the Portfolio. As used in this Proxy Statement, "broker non-vote" means a proxy, executed by a broker or other nominee, indicating that the nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power.

By Order of the Board of Trustees

                                                                       EXHIBIT A
                                                                       ---------

                         PORTFOLIO MANAGEMENT AGREEMENT
                         ------------------------------
               FOR THE INTERMEDIATE TERM MUNICIPAL BOND PORTFOLIO
               --------------------------------------------------

AGREEMENT made this ___ day of __________, 200_, between Schroder Investment Management North America Inc., a Delaware corporation ("Portfolio Manager"), and THE HIRTLE CALLAGHAN TRUST, a Delaware business trust ("Trust").

WHEREAS, the Trust is registered as an open-end, diversified, management series investment company under the Investment Company Act of 1940, as amended ("Investment Company Act") which currently offers eight series of beneficial interests ("shares") representing interests in separate investment portfolios, and may offer additional portfolios in the future; and

WHEREAS, the Trust desires to retain the Portfolio Manager to provide a continuous program of investment management for The Intermediate Term Municipal Bond Portfolio of the Trust ("Portfolio") and Portfolio Manager is willing, in accordance with the terms and conditions hereof, to provide such services to the Trust;

NOW THEREFORE, in consideration of the promises and covenants set forth herein and intending to be legally bound hereby, it is agreed between the parties as follows:

1. APPOINTMENT OF PORTFOLIO MANAGER. The Trust hereby retains Portfolio Manager to provide the investment services set forth herein and Portfolio Manager agrees to accept such appointment. In carrying out its responsibilities under this Agreement, the Portfolio Manager shall at all times act in accordance with the investment objectives, policies and restrictions applicable to the Portfolio as set forth in the then current Registration Statement of the Trust delivered by the Trust to the Portfolio Manager, applicable provisions of the Investment Company Act and the rules and regulations promulgated under that Act and other applicable federal securities laws.

2. DUTIES OF PORTFOLIO MANAGER. (a) Portfolio Manager shall provide a continuous program of investment management for that portion of the assets of the Portfolio ("Account") that may, from time to time be allocated to it by the Trust's Board of Trustees, in writing, by an authorized officer of the Trust. It is understood that the Account may consist of all, a portion of or none of the assets of the Portfolio, and that the Board of Trustees has the right to allocate and reallocate such assets to the Account at any time, and from time to time, upon such notice to the Portfolio Manager as may be reasonably necessary, in the view of the Trust, to ensure orderly management of the Account or the Portfolio. The Portfolio Manager's responsibility for providing portfolio management services to the Portfolio shall be limited to the Account.

(b) Subject to the general supervision of the Trust's Board of Trustees, Portfolio Manager shall have sole investment discretion with respect to the Account, including investment research, selection of the securities to be purchased and sold and the portion of the Account, if any, that shall be held uninvested, and the selection of brokers and dealers through which securities transactions in the Account shall be executed. The Portfolio Manager shall not consult with any other sub-adviser of the Portfolio concerning transactions for the Portfolio in securities or other assets. Specifically, and without limiting the generality of the foregoing, Portfolio Manager agrees that it will:

     (i) promptly advise the Portfolio's designated custodian bank and administrator or accounting agent of each purchase and sale, as the case may be, made on behalf of the Account, specifying the name and quantity of the security purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information, and in such manner, as may from time to time be reasonably requested by the Trust;

     (ii) maintain all applicable books and records with respect to the securities transactions of the Account. Specifically, Portfolio Manager agrees to maintain with respect to the Account those records required to be maintained under Rule 31a-1(b)(1), (b)(5) and (b)(6) under the Investment Company Act with respect to transactions in the Account including, without limitation, records which reflect securities purchased or sold in the Account, showing for each such transaction, the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, and the identity of the effecting broker or dealer. Portfolio Manager will preserve such records in the manner and for the periods prescribed by Rule 31a-2 under the Investment Company Act. Portfolio Manager acknowledges and agrees that all records it maintains for the Trust are the property of the Trust and Portfolio Manager will surrender promptly to the Trust any such records upon the Trust's request. The Trust agrees, however, that Portfolio Manager may retain copies of those records that are required to be maintained by Portfolio Manager under federal or state regulations to which it may be subject or are reasonably necessary for purposes of conducting its business;

     (iii) provide, in a timely manner, such information as may be reasonably requested by the Trust or its designated agents in connection with, among other things, the daily computation of the Portfolio's net asset value and net income, preparation of proxy statements or amendments to the Trust's registration statement and monitoring investments made in the Account to ensure compliance with the various limitations on investments applicable to the Portfolio and to ensure that the Portfolio will continue to qualify for the special tax treatment accorded to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended; and

     (iv) render regular reports to the Trust concerning the performance of Portfolio Manager of its responsibilities under this Agreement. In particular, Portfolio Manager agrees that it will, at the reasonable request of the Board of Trustees, attend meetings of the Board or its validly constituted committees and will, in addition, make its officers and employees available to meet with the officers and employees of the Trust at least quarterly and at other times upon reasonable notice, to review the investments and investment program of the Account.

3. PORTFOLIO TRANSACTION AND BROKERAGE. In placing orders for portfolio securities with brokers and dealers, Portfolio Manager shall use its best efforts to execute securities transactions on behalf of the Account in such a manner that the total cost or proceeds in each transaction is the most favorable under the circumstances. Portfolio Manager may, however, in its discretion, direct orders to brokers that provide to Portfolio Manager research, analysis, advice and similar services, and Portfolio Manager may cause the Account to pay to those brokers a higher commission than may be charged by other brokers for similar transactions, provided that Portfolio Manager determines in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Portfolio Manager to the Account and any other accounts with respect to which Portfolio Manager exercises investment discretion, and provided further that the extent and continuation of any such practice is subject to review by the Trust's Board of Trustees. Portfolio Manager shall not execute any portfolio transactions for the Trust with a broker or dealer which is an "affiliated person" of the Trust or Portfolio Manager, including any other investment advisory organization that may, from time to time act as a portfolio manager for the Portfolio or any of the Trust's other Portfolios, except as permitted under the Investment Company Act and rules promulgated thereunder. The Trust shall provide a list of such affiliated brokers and dealers to Portfolio Manager and will promptly advise Portfolio Manager of any changes in such list.

4. EXPENSES AND COMPENSATION. Except for expenses specifically assumed or agreed to be paid by the Portfolio Manager under this Agreement, the Portfolio Manager shall not be liable for any expenses of the Trust including, without limitation,
(i) interest and taxes, (ii) brokerage commissions and other costs in connection with the purchase and sale of securities or other investment instruments with respect to the Portfolio, and (iii) custodian fees and expenses. For its services under this Portfolio Management Agreement, Portfolio Manager shall be entitled to receive a fee at the annual rate of 0.225% of the average daily net asset value of the Account, which fee shall be payable monthly.

5. LIMITATION OF LIABILITY AND INDEMNIFICATION. (a) Portfolio Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption or sale of any security or other investment by the Trust except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Portfolio Manager in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

(b) Notwithstanding the foregoing, Portfolio Manager expressly agrees that the Trust may rely upon (i) the Portfolio Manager's current Form ADV on file with the Securities and Exchange Commission and (ii) information provided, in writing, by Portfolio Manager to the Trust in accordance with Section 9 of this Agreement or otherwise to the extent such information was provided by Portfolio Manager for the purpose of inclusion in SEC Filings, as hereinafter defined provided that a copy of each SEC Filing is provided to Portfolio Manager (i) at least 10 business days prior to the date on which it will become effective, in the case of a registration statement; (ii) at least 10 business days prior to the date upon which it is filed with the SEC in the case of the Trust's semi-annual-report on Form N-SAR or any shareholder report or proxy statement; or (iii) at least 10 business days prior to first use, in the case of any other SEC Filing. For purposes of this Section 5, "SEC Filings" means the Trust's registration statement and amendments thereto and any periodic reports relating to the Trust and its Portfolios that are required by law to be furnished to shareholders of the Trust and/or filed with the Securities and Exchange Commission.

(c) Portfolio Manager agrees to indemnify and hold harmless the Trust and each of its Trustees, officers and employees from any claims, liabilities and reasonable expenses, including reasonable attorneys' fees (collectively, "Losses"), to the extent that such Losses arise out of any untrue statement of a material fact contained in an SEC Filing or the omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not materially misleading, if such statement or omission was made in reliance upon the Portfolio Manager's current Form ADV on file with the Securities and Exchange Commission or written information furnished by the Portfolio Manager for the purpose of inclusion in such SEC Filings or other appropriate SEC Filings; provided that a copy of each SEC Filing was provided to Portfolio Manager (i) at least 10 business days prior to the date on which it will become effective, in the case of a registration statement; (ii) at least 10 business days prior to the date upon which it is filed with the SEC in the case of the Trust's semi-annual-report on Form N-SAR or any shareholder report or proxy statement; or (iii) at least 10 business days prior to first use, in the case of any other SEC Filing.

(d) In the event that a legal proceeding is commenced against the Trust on the basis of claims for which the Portfolio Manager would, if such claims were to prevail, be required to indemnify the Trust pursuant to Section 5(c) above, then the Portfolio Manager will, at its expense, provide such assistance as the Trust may reasonably request in preparing the defense of the such claims (including by way of example making Portfolio Manager's personnel available for interview by counsel for the Trust, but specifically not inducing retention or payment of counsel to defend such claims on behalf of the Fund); provided that the Portfolio Manager will not be required to pay any Losses of the Trust except to the extent it may be required to do so under Section 5(c) above.

(e) The indemnification obligations set forth in Section 5 (c) shall not apply unless: (i) the statement or omission in question accurately reflects information provided to the Trust in writing by the Portfolio Manager; (ii) the statement or omission in question was made in an SEC Filing in reliance upon written information provided to the Trust by the Portfolio Manager specifically for use in such SEC Filing; (iii) the Portfolio Manager was afforded the opportunity to review the statement (or the omission was identified to it) in connection with the 10 business day review requirement set forth in Section 5(b) above; and (iv) upon receipt by the Trust of any notice of the commencement of any action or the assertion of any claim to which the indemnification obligations set forth in Section 5(c) may apply, the Trust notifies the Portfolio Manager, within 30 days and in writing, of such receipt and provides to Portfolio Manager the opportunity to participate in the defense and/or settlement of any such action or claim. Further, Portfolio Manager will not be required to indemnify any person under this Section 5 to the extent that Portfolio Manager relied upon statements or information furnished to the Portfolio Manager, in writing, by any officer, employee or Trustee of the Trust, or by the Trust's Custodian, Administrator or Accounting Agent or any other agent of the Trust, in preparing written information provided to the Trust and upon which the Trust relied in preparing the SEC Filing or Filings in question.

(f) The Portfolio Manager shall not be liable for (i) any acts of any other portfolio manager to the Portfolio or the Trust with respect to the portion of the assets of the Portfolio not managed by the Portfolio Manager; and (ii) acts of the Portfolio Manager which result from acts of the Trust, including, but not limited to, a failure of the Trust to provide accurate and current information with respect to the investment objectives, policies, or restrictions applicable to the Portfolio, actions of the Trustees, or any records maintained by Trust or any other portfolio manager to the Portfolio. The Trust agrees that, to the extent the Portfolio Manager complies with the investment objectives, policies, and restrictions applicable to the Portfolio, and with laws, rules, and regulations applicable to the Portfolio (including, without limitation, any requirements relating to the qualification of the Account as a regulated investment company under the Internal Revenue Code of 1986, as amended) in the management of the assets of the Portfolio specifically committed to management by the Portfolio Manager, without regard to any other assets or investments of the Portfolio, then the Portfolio Manager will be conclusively presumed for all purposes to have met its obligations under this Agreement to act in accordance with the investment objectives, polices, and restrictions applicable to the Portfolio and with laws, rules, and regulations applicable to the Portfolio, it being the intention that for this purpose the assets committed to management by the Portfolio Manager shall be considered a separate and discrete investment portfolio from any other assets of the Portfolio; without limiting the generality of the foregoing, the Portfolio Manager will have no obligation to inquire into, or to take into account, any other investments of the Portfolio in making investment decisions under this Agreement. In no event shall the Portfolio Manager or any officer, director, employee, or agent or the Portfolio Manager have any liability arising from the conduct of the Trust and any other portfolio manager with respect to the portion of the Portfolio's assets not allocated to the Portfolio Manager.

6.  PERMISSIBLE  INTEREST.  Subject  to  and  in  accordance  with  the  Trust's
Declaration of Trust and Bylaws and corresponding governing documents of Portfolio Manager, Trustees, officers, agents and shareholders of the Trust may have an interest in the Portfolio Manager as officers, directors, agents and/or shareholders or otherwise. Portfolio Manager may have similar interests in the Trust. The effect of any such interrelationships shall be governed by said governing documents and the provisions of the Investment Company Act.

7. DURATION, TERMINATION AND AMENDMENTS. This Agreement shall become effective as of the date first written above and shall continue in effect for two years. Thereafter, this Agreement shall continue in effect from year to year for so long as its continuance is specifically approved, at least annually, by: (i) a majority of the Board of Trustees or the vote of the holders of a majority of the Portfolio's outstanding voting securities; and (ii) the affirmative vote, cast in person at a meeting called for the purpose of voting on such continuance, of a majority of those members of the Board of Trustees
("Independent Trustees") who are not "interested persons" of the Trust or any investment adviser to the Trust.

This Agreement may be terminated by the Trust or by Portfolio Manager at any time and without penalty upon sixty days written notice to the other party, which notice may be waived by the party entitled to it. This Agreement may not be amended except by an instrument in writing and signed by the party to be bound thereby provided that if the Investment Company Act requires that such amendment be approved by the vote of the Board, the Independent Trustees and/or the holders of the Trust's or the Portfolio's outstanding shareholders, such approval must be obtained before any such amendment may become effective. This Agreement shall terminate upon its assignment. For purposes of this Agreement, the terms "majority of the outstanding voting securities, "assignment" and "interested person" shall have the meanings set forth in the Investment Company Act.

8. CONFIDENTIALITY; USE OF NAME. Portfolio Manager and the Trust acknowledge and agree that during the term of this Agreement the parties may have access to certain information that is proprietary to the Trust or Portfolio Manager, respectively (or to their affiliates and/or service providers). The parties agree that their respective officers and employees shall treat all such proprietary information as confidential and will not use or disclose information contained in, or derived from such material for any purpose other than in connection with the carrying out of their responsibilities under this Agreement and the management of the Trust's assets, provided, however, that this shall not apply in the case of (i) information that is publicly available; and (ii) disclosures required by law or requested by any regulatory authority that may have jurisdiction over Portfolio Manager or the Trust, as the case may be, in which case such party shall request such confidential treatment of such information as may be reasonably available. In addition, each party shall use its reasonable efforts to ensure that its agents or affiliates who may gain access to such proprietary information shall be made aware of the proprietary nature and shall likewise treat such materials as confidential.

It is acknowledged and agreed that the names "Hirtle Callaghan," "Hirtle Callaghan Chief Investment Officers" (which is a registered trademark of Hirtle Callaghan & Co., Inc. ("HCCI")), and derivative of either, as well as any logo that is now or shall later become associated with either name ("Marks") are valuable property of HCCI and that the use of the Marks, or any one of them, by the Trust or its agents is subject to the license granted to the Trust by HCCI. Portfolio Manager agrees that it will not use any Mark without the prior written consent of the Trust. Portfolio Manager consents to use of its name, performance data, biographical data and other pertinent data, and the Schroder Marks (as defined below), by the Trust for use in marketing and sales literature, provided that any such marketing and sales literature shall not be used by the Trust without the prior written consent of Portfolio Manager, which consent shall not be unreasonably withheld. The Trust shall have full responsibility for the compliance by any such marketing and sales literature with all applicable laws, rules, and regulations, and Portfolio Manager will have no responsibility or liability therefor.

It is acknowledged and agreed that the name "Schroder" and any portion or derivative thereof, as well as any logo that is now or shall later become associated with the name ("Schroder Marks"), are valuable property of the

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

Portfolio Manager and that the use of the Schroder Marks by the Trust or its agents is permitted only so long as this Agreement is in place.

The provisions of this Section 8 shall survive termination of this Agreement.

9. REPRESENTATION, WARRANTIES AND AGREEMENTS OF PORTFOLIO MANAGER. Portfolio Manager represents and warrants that:

(a) It is registered as an investment adviser under the Investment Advisers Act of 1940 ("Investment Advisers Act"), it will maintain such registration in full force and effect and will promptly report to the Trust the commencement of any formal proceeding that could render the Portfolio Manager ineligible to serve as an investment adviser to a registered investment company under Section 9 of the Investment Company Act.

(b) Portfolio Manager represents that it is subject to a written code of ethics ("Portfolio Manager's Code") complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Trust with a copy of such code of ethics. Portfolio Manager acknowledges that the Trust may, in response to regulations or recommendations issued by the Securities and Exchange Commission or other regulatory agencies, from time to time, request additional information regarding the personal securities trading of its directors, partners, officers and employees and the policies of Portfolio Manager with regard to such trading. Portfolio Manager agrees that it make reasonable efforts to respond to the Trust's reasonable requests in this area.

(c) Upon request of the Trust, Portfolio Manager shall promptly supply the Trust with any information concerning Portfolio Manager and its stockholders, employees and affiliates that the Trust may reasonably require in connection with the preparation of its registration statements, proxy materials, reports and other documents required, under applicable state or Federal laws, to be filed with state or Federal agencies or to be provided to shareholders of the Trust.

10. STATUS OF PORTFOLIO MANAGER. The Trust and Portfolio Manager acknowledge and agree that the relationship between Portfolio Manager and the Trust is that of an independent contractor and under no circumstances shall any employee of Portfolio Manager be deemed an employee of the Trust or any other organization that the Trust may, from time to time, engage to provide services to the Trust, its Portfolios or its shareholders. The parties also acknowledge and agree that nothing in this Agreement shall be construed to restrict the right of Portfolio Manager or its affiliates to perform investment management or other services to any person or entity, including without limitation, other investment companies and persons who may retain Portfolio Manager to provide investment management services and the performance of such services shall not be deemed to violate or give rise to any duty or obligations to the Trust.

11. COUNTERPARTS AND NOTICE. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original. Any notice required to be given under this Agreement shall be deemed given when received, in writing addressed and delivered, by certified mail, by hand or via overnight delivery service as follows:


If to the Trust:
                       Mr. Donald E. Callaghan, President
                           The Hirtle Callaghan Trust
               Five Tower Bridge, 300 Barr Harbor Drive, Suite 300
                           West Conshohocken, PA 19428

If to Portfolio Manager:

                Schroder Investment Management North America Inc.
                          875 Third Avenue, 22nd Floor
                          New York, New York 10022-6225
                             Attn: Legal Department
                             Facsimile: 212-632-2954

12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the law of the state of Delaware provided that nothing herein shall be construed as inconsistent with the Investment Company Act or the Investment Advisers Act.

The Trust acknowledges receipt of Part II of Portfolio Manager's Form ADV, copies of which have been provided to the Trust's Board of Trustees.

Portfolio Manager is hereby expressly put on notice of the limitations of shareholder and Trustee liability set forth in the Declaration of Trust of the Trust and agrees that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of The Intermediate Term Municipal Bond Portfolio. Portfolio Manager further agrees that it will not seek satisfaction of any such obligations from the shareholders or any individual shareholder of the Trust, or from the Trustees of the Trust or any individual Trustee of the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above.

ATTEST:                     Schroder Investment Management North America Inc.


                            By: _____________________


ATTEST: The Hirtle Callaghan Trust (on behalf of The Intermediate Term Municipal Bond Portfolio)


                            By: _____________________

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